Exhibit 99.1

1245 Q Street, Lincoln, NE 68508 P: 1 800 388 4264 | F: 402 475 9061 nrchealth.com

NRC HEALTH ANNOUNCES THIRD QUARTER 2025 RESULTS

Third quarter TRCV* increased 8% year-over-year to $141.7 million

Cash flow from operations increased 46% year-over-year to $13.8 million

LINCOLN, Nebraska, October 27, 2025 — National Research Corporation, dba NRC Health, (NASDAQ: NRC), a leader in healthcare experience improvement solutions, today announced results for the third quarter 2025.

“We delivered our fourth consecutive quarter of recurring contract value growth, driven by strong sales and meaningful improvement in customer retention,” said Trent Green, CEO of NRC Health. “This sustained momentum reflects how our solutions deliver insights, engagement, and enablement that help healthcare organizations better understand, anticipate, and respond to the experiences of their patients and employees. Healthcare systems are placing their trust in NRC to drive continuous improvement — a trust we earn through authentic partnership, exceptional service, and unmatched expertise across the industry.”

Third Quarter 2025 Highlights

●	Revenue: Total revenue was $34.6 million for the three months ended September 30, 2025, up 2% quarter-over-quarter
●	Net Income: GAAP net income was $4.1 million, representing 12% of revenue, and Adjusted Net Income* was $5.0 million, representing 14% of revenue
●	Adjusted EBITDA: Adjusted EBITDA* was $10.9 million, up 11% year-over-year and representing 31% of revenue
●	Earnings Per Share: GAAP net income per fully diluted share was $0.18 on 22.1 million fully diluted shares; Adjusted net income per diluted share* was $0.23 on 22.1 million fully diluted shares
●	Cash Flow: Net cash from operating activities was $13.8 million, representing 40% of total revenue
●	TRCV: Total Recurring Contract Value (TRCV)* was $141.7 million, up 8% year-over-year, and grew sequentially for the fourth consecutive quarter

* These financial measures are defined below under the headings “Non-GAAP Financial Measures” and “Total Recurring Contract Value.” Reconciliations of the non-GAAP measures to their most closely comparable GAAP measures are included in the tables in this release.

NRC Announces Third Quarter 2025 Results

October 27, 2025

Stock Repurchases and Dividends

During the third quarter, NRC repurchased 618,264 shares at a weighted average price of $14.99 per share. During 2025, the company returned a total of $28.1 million to shareholders through dividends and stock repurchases.

The Company’s Board of Directors on October 15, 2025, declared a quarterly cash dividend of $0.16 per share, an increase of 33% from the previously declared quarterly dividend of $0.12 per share. The dividend will be payable on Friday, January 9, 2026, to shareholders of record as of the close of business on Friday, December 26, 2025.

Earnings Call Information

The company will be hosting a conference call to discuss the financial results on Tuesday, October 28, 2025, at 4:00 p.m. ET. A live webcast and replay of the call will be available on the NRC Health Investor Relations website at nrchealth.com/investor-relations.

About NRC Health

For more than 40 years, NRC Health (NASDAQ: NRC) has led the charge to humanize healthcare and support organizations in their understanding of each unique individual. NRC Health’s commitment to Human Understanding® helps leading healthcare systems get to know each person they serve not as point-in-time insights, but as an ongoing relationship. Guided by its uniquely empathic heritage, NRC Health’s patient-focused approach, unmatched market research, and emphasis on consumer preferences are transforming the healthcare experience, leading to strong outcomes for patients and health systems. For more information, email info@nrchealth.com, or visit www.nrchealth.com.

Total Recurring Contract Value

Total Recurring Contract Value, or TRCV, is a measure of revenue expected under our renewable contracts for their respective annual renewal periods and is viewed by management as a projection of our subscription revenue for the next 12-month period.

Non-GAAP Financial Measures

In addition to consolidated GAAP financial measures, NRC Health reviews various non-GAAP financial measures that management believes to be important in the evaluation of its operating results and performance, including “Adjusted Net Income,” “Adjusted Earnings per Share,” and “Adjusted EBITDA.” Reconciliations of GAAP to non-GAAP financial information are provided later in this release. NRC Health believes Adjusted Net Income, Adjusted Earnings per Share, and Adjusted EBITDA are helpful supplemental measures to assist management and investors in evaluating the Company’s operating results as (i) they exclude certain items that are unusual in nature or whose fluctuation from period to period do not necessarily correspond to changes in the operations of NRC Health’s business, and (ii) the exclusion of non-cash stock compensation is useful for investors applying certain valuation metrics and is consistent with the leverage ratio for our credit facility. Adjusted Net Income represents net income adjusted to add back certain non-recurring executive compensation and non-cash stock compensation and the related tax. Adjusted EBITDA represents net income before interest, taxes, depreciation, amortization and certain non-recurring executive compensation and non-cash stock compensation items. There is no comprehensive, authoritative guidance for the presentation of such non-GAAP information, which is only meant to supplement GAAP results by providing additional information that management utilizes to assess performance.

NRC Announces Third Quarter 2025 Results

October 27, 2025

Forward-Looking Statements

This press release contains certain statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are subject to the safe harbor created by those sections and the Private Securities Litigation Reform Act of 1995, as amended. Such statements may be identified by their use of terms or phrases such as “believes,” “expect,” “focus,” “potential,” “will,” derivations thereof, and similar terms and phrases. In this press release, the statements related to future dividends, share repurchases, and revenue are forward-looking statements. Forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, which could cause future events and actual results to differ materially from those set forth in, contemplated by, or underlying the forward-looking statements, including those risks and uncertainties as set forth in the Risk Factors section of our Annual Report on Form 10-K for the year ended December 31, 2024, and various disclosures in our press releases, stockholder reports, and other filings with the Securities and Exchange Commission. We disclaim any obligation to update or revise any forward-looking statements to reflect actual results or changes in the factors affecting the forward-looking information.

Media Contact

marketing@nrchealth.com

Investor Contact

ir@nrchealth.com

NRC Announces Third Quarter 2025 Results

October 27, 2025

NATIONAL RESEARCH CORPORATION AND SUBSIDIARY

Unaudited Condensed Consolidated Statements of Income

(In thousands, except per share data)

	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024

Revenue	$34,608	$35,819	$102,196	$106,154
Operating expenses:
Direct	12,404	15,305	38,436	42,583
Selling, general and administrative	12,271	10,988	40,360	33,459
Depreciation and amortization	2,195	1,546	5,479	4,506
Total operating expenses	26,870	27,839	84,275	80,548

Operating income	7,738	7,980	17,921	25,606
Other income (expense):
Interest income	41	34	82	103
Interest expense	(1,461)	(706)	(3,393)	(1,866)
Other, net	(45)	(12)	(34)	(28)
Total other expense	(1,465)	(684)	(3,345)	(1,791)

Income before income taxes	6,273	7,296	14,576	23,815
Provision for income taxes	2,151	1,608	4,774	5,592
Net income	$4,122	$5,688	$9,802	$18,223

Earnings per share of common stock:
Basic	$0.18	$0.24	$0.43	$0.76
Diluted	$0.18	$0.24	$0.43	$0.76

Weighted average shares and share equivalents outstanding:
Basic	22,130	23,721	22,584	23,820
Diluted	22,130	23,745	22,590	23,868

NRC Announces Third Quarter 2025 Results

October 27, 2025

NATIONAL RESEARCH CORPORATION AND SUBSIDIARY

Condensed Consolidated Balance Sheets

(Dollars in thousands, except share amounts and par value)

	September 30, 2025	December 31, 2024
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$2,219	$4,233
Accounts receivable, net	12,749	11,054
Other current assets	5,433	4,313
Total current assets	20,401	19,600

Property and equipment, net	41,413	38,269
Goodwill	66,152	66,152
Other, net	7,753	8,518
Total assets	$135,719	$132,539

Liabilities and Shareholders’ Equity
Current liabilities:
Current portion of notes payable, net of unamortized debt issuance costs	$4,012	$4,789
Accounts payable and accrued expenses	4,994	6,285
Accrued compensation	7,124	4,774
Deferred revenue	17,814	15,786
Dividends payable	2,698	2,770
Other current liabilities	1,924	1,454
Total current liabilities	38,566	35,858

Notes payable, net of current portion and unamortized debt issuance costs	76,025	57,895
Other non-current liabilities	6,814	7,502
Total liabilities	121,405	101,255

Shareholders’ equity:
Preferred stock, $0.01 par value, authorized 2,000,000 shares, none issued	--	--
Common stock, $0.001 par value; authorized 110,000,000 shares, issued 31,954,158 in 2025 and 31,072,144 in 2024, outstanding 22,657,421 in 2025 and 23,083,116 in 2024	32	31
Additional paid-in capital	181,783	180,249
Retained earnings (accumulated deficit)	(15,470)	(17,064)
Treasury stock	(152,031)	(131,932)
Total shareholders’ equity	$14,314	31,284
Total liabilities and shareholders’ equity	$135,719	$132,539

NRC Announces Third Quarter 2025 Results

October 27, 2025

NATIONAL RESEARCH CORPORATION AND SUBSIDIARY

Condensed Consolidated Statements of Cash Flows

(In thousands, unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2025	2024	2025	2024
Cash flows from operating activities:
Net income	$4,122	$5,688	$9,802	$18,223
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,195	1,546	5,479	4,506
Deferred income taxes	(49)	17	(80)	(118)
Reserve for uncertain tax positions	(45)	72	103	211
Non-cash share-based compensation expense	925	189	1,403	96
Change in fair value of contingent consideration	49	23	131	23
Loss on extinguishment of debt	-	-	67	-
Amortization of debt issuance costs	28	11	75	29
Net changes in assets and liabilities:
Trade accounts receivable	(332)	(569)	(1,694)	1,752
Prepaid expenses and other current and noncurrent assets	1,794	207	(1,021)	91
Deferred contract costs, net	(348)	(45)	(359)	212
Operating lease assets and liabilities, net	13	47	(40)	9
Accounts payable	(91)	567	66	599
Accrued expenses, wages and bonuses	1,478	151	2,146	1,760
Income taxes receivable and payable	1,896	(362)	1,246	(706)
Deferred revenue	2,129	1,880	1,947	1,559
Net cash provided by operating activities	13,764	9,422	19,271	28,246

Cash flows from investing activities:
Purchases of property and equipment	(3,589)	(1,596)	(9,585)	(11,004)
Acquisitions, net of cash acquired	-	(4,833)	-	(4,833)
Net cash used in investing activities	(3,589)	(6,429)	(9,585)	(15,837)

Cash flows from financing activities:
Borrowings on notes payable	-	17,000	47,681	17,000
Payments on notes payable	(947)	(1,563)	(30,393)	(5,044)
Borrowings on revolving loan	5,000	15,500	33,000	39,000
Payments on revolving loan	(5,000)	(19,500)	(33,003)	(34,000)
Payment of debt issuance costs	-	(37)	(135)	(37)
Payments on finance lease obligations	(2)	(4)	(7)	(19)
Proceeds from the exercise of share-based awards	-	-	132	-
Payment of payroll tax withholdings on share-based awards exercised	-	-	-	(317)
Payment of acquisition contingent consideration	(236)	-	(516)	-
Repurchase of shares for treasury	(9,269)	(8,548)	(20,179)	(23,548)
Payment of dividends on common stock	(2,776)	(2,865)	(8,280)	(8,636)
Net cash provided by (used in) financing activities	(13,230)	(17)	(11,700)	(15,601)
Change in cash and cash equivalents	(3,055)	2,976	(2,014)	(3,192)
Cash and cash equivalents at beginning of period	5,274	485	4,233	6,653
Cash and cash equivalents at end of period	$2,219	$3,461	$2,219	$3,461

NRC Announces Third Quarter 2025 Results

October 27, 2025

NATIONAL RESEARCH CORPORATION AND SUBSIDIARY

Reconciliation of GAAP Net Income to Adjusted Net Income

(In thousands, except per share data, unaudited)

	Three months ended September 30		Nine months ended September 30
	2025	2024	2025	2024

Net income	$4,122	$5,688	$9,802	$18,233
Add back:
Non-recurring executive compensation	-	-	6,640	-
Tax on non-recurring executive compensation	-	-	(468)	-
Non-cash stock compensation	925	189	1,403	96
Tax on stock compensation	(39)	(46)	(60)	(24)
Adjusted net income	$5,008	$5,831	$17,317	$18,295

Earnings per share of common stock:
Basic	$0.18	$0.24	$0.43	$0.76
Diluted	$0.18	$0.24	$0.43	$0.76

Adjusted earnings per share of common stock:
Basic	$0.23	$0.25	$0.77	$0.77
Diluted	$0.23	$0.25	$0.77	$0.77

Weighted average shares and share equivalents outstanding:
Basic	22,130	23,721	22,584	23,820
Diluted	22,130	23,745	22,590	23,868

NRC Announces Third Quarter 2025 Results

October 27, 2025

NATIONAL RESEARCH CORPORATION AND SUBSIDIARY

Reconciliation of GAAP Net Income to Adjusted EBITDA

(In thousands, unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024

Net income	$4,122	$5,688	$9,802	$18,223
Add back:
Interest expense	1,461	706	3,393	1,866
Income taxes	2,151	1,608	4,774	5,592
Depreciation and amortization	2,195	1,546	5,479	4,506
Non-recurring executive compensation	-	-	6,640	-
Non-cash stock compensation	925	189	1,403	96
Adjusted EBITDA	$10,854	$9,737	$31,491	$30,283
Adjusted EBITDA margin	31.4%	27.2%	30.8%	28.5%